UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event Reported): January 8, 2012

ARIBA, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-26299	77-0439730
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

910 Hermosa Court, Sunnyvale, California		94085
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 390-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 8, 2012, Ariba, Inc. (the “Company”) and its Chief Executive Officer, Robert Calderoni, entered into an amendment to the Retention Benefit Agreement, effective in October 2011, providing for a $5.1 retention payment if Mr. Calderoni remains employed with the Company through September 30, 2016. As a result of this amendment, which is effective immediately, Mr. Calderoni’s right to receive early payment of the retention amount upon a change of control of the Company was eliminated and the arrangement was restructured to provide for early payment in the event of a change of control only if Mr. Calderoni experiences in connection with or following the transaction an involuntary termination of employment, as defined in the amendment, on or within 12 months after such transaction. The form of the amendment is attached as an exhibit to this Form 8-K, and the original Retention Benefit Agreement was filed as Exhibit 10.2 to the Form 8-K filed by the Company on October 27, 2011.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Amendment to Retention Benefit Agreement, dated as of January 8, 2012, by and between Robert M. Calderoni and Ariba, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARIBA, INC.

DATE: January 9, 2012	By:	/s/ Ahmed Rubaie
Ahmed Rubaie Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to Retention Benefit Agreement, dated as of January 8, 2012, by and between Robert M. Calderoni and Ariba, Inc.